UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012 (May 22, 2012)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On May 22, 2012, Gibraltar Industries, Inc. (the “Company”) filed an Amendment to its Certificate of Incorporation (the “Amendment”), amending Article EIGHTH thereof to remove the restriction preventing stockholders from taking action by written consent.

The Company believes the Amendment provides stockholders with improved rights. The Company’s Nominating and Corporate Governance Committee recommended that these rights be provided to our stockholders in an effort to stay at the forefront of corporate governance practices. The Company’s stockholders adopted the Amendment at the Company’s Annual Meeting of Stockholders on May 3, 2012.

Article EIGHTH of the Company’s Certificate of Incorporation, as so amended, is set forth in its entirety below:

“EIGHTH: Action shall be taken by the stockholders of the Corporation only at any annual or special meetings of stockholders or by written consent of the stockholders. Special meetings of the stockholders of the Corporation may be called only as provided in the By-Laws.”

A copy of the Amendment is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)-(c) Not Applicable

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed May 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date: May 23, 2012
	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed May 22, 2012.